Exhibit 99.1

Altra Reports Second-Quarter 2017 Results

Achieves Record Sales and Record GAAP EPS

Profitability Outpaces Strong Sales Growth as Strategic Initiatives Benefit Bottom Line

Company Raises Full-Year Guidance

BRAINTREE, Mass., July 25, 2017 - Altra Industrial Motion Corp. (Nasdaq: AIMC), a global manufacturer and marketer of electromechanical power transmission and motion control products, today announced unaudited financial results for the second quarter ended June 30, 2017.

Financial Highlights

•

Second-quarter 2017 net sales were $223.4 million, up 22.3% from $182.7 million in the second quarter of 2016. Excluding the impact of the Stromag acquisition, second-quarter 2017 net sales were up 4.0% from the same quarter of 2016.

•	Gross margin increased 40 basis points year over year to 32.3%.
•	Operating margin increased 150 basis points year over year to 10.4%.
•	Second-quarter net income was $15.4 million, or $0.53 per diluted share, compared with $9.3 million, or $0.36 per diluted share, in the second quarter of 2016.
•	Non-GAAP net income in Q2 2017 was $16.6 million, or $0.57 per diluted share, compared with $10.9 million, or $0.42 per diluted share, a year ago.*
•	Cash flow from operations of $26.0 million led to free cash flow of $11.5 million for the year to date period. *

*Reconciliation of Non-GAAP Net Income:
	Quarter Ended		Year to Date Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Net Income	$15,384	$9,349	$25,710	$18,159

Restructuring and consolidation costs	$1,198	$1,641	$3,096	$3,194
Legal fees associated with pursuit of unfair trade remedy	-	534	-	534
Loss on extinguishment of convertible debt	-	-	1,797	-
Amortization of inventory fair value adjustment	-	-	2,347	-
Acquisition related expenses	568	-	1,566	-
Tax impact of above adjustments	(529)	(632)	(2,620)	(1,096)
Non-GAAP net income*	$16,621	$10,892	$31,896	$20,791
Non-GAAP diluted earnings per share*	$0.57	$0.42	$1.10	$0.80

*Reconciliation of Free Cash Flow	Year to Date Ended
	June 30, 2017	June 30, 2016
Net cash flows from operating activities	$25,956	$30,532
Purchase of property, plant and equipment	(14,416)	(10,861)

Free cash flow*	$11,540	$19,671
In Thousands of Dollars, except per share amounts

Management Comments

“We turned in an excellent performance during the second quarter, reporting record sales, record GAAP EPS, and record non-GAAP EPS” said Carl Christenson, Altra's Chairman and CEO. “We are seeing ongoing improvement in certain of our end markets that had been challenged, including oil and gas and mining, and we are leveraging that healthier demand environment with a lower cost structure. As a result, we achieved a 47% increase in GAAP EPS, a 36% increase in non-GAAP EPS, a 40 basis point increase in gross margin and a 150 basis point increase in operating margin.”

Business Outlook

“Although incoming orders moderated somewhat from the first to second quarter, we are optimistic that the upturn in certain of our end markets will continue to take hold,” said Christenson. “As our markets strengthen, we expect to benefit increasingly from our work during the past few years on consolidation, supply chain and operational excellence initiatives. We also are encouraged by the progress of our Stromag acquisition, where we already experienced strong cross-selling opportunities in the second quarter. We continue to seek further acquisitions, but remain highly disciplined in that pursuit. As a result of our success thus far in 2017, we are raising our guidance for full year 2017, and look forward to the solid execution of our strategic plan during the second half of the year.”

Altra is raising its top and bottom line guidance for full year 2017, given that the Company’s performance in the first half of the year exceeded its expectations and improvement in certain of its end markets is expected to continue. Altra now expects full-year 2017 sales in the range of $850 to $865 million, net income in the range of $50.5 to $53.5 million and non-GAAP net income in the range of $56.7 to $59.7 million, GAAP diluted EPS in the range of $1.74 to $1.84, and non-GAAP diluted EPS guidance in the range of $1.95 to $2.05. The Company now expects its tax rate for the full year to be approximately 29% to 31% before discrete items, capital expenditures in the range of $25 to $30 million, and depreciation and amortization in the range of $35 to $37 million.*

*Reconciliation of 2017 Non-GAAP Net Income and Diluted EPS Guidance (Amounts in millions except per share information)	Fiscal Year 2017	Fiscal Year 2017 Diluted earnings per share

Net Income	$50.5 - $53.5	$1.74 - $1.84
Adjustments (1)
Restructuring and consolidation costs	3.1
Acquisition related expenses	1.6
Amortization of inventory fair value adjustment	2.3
Loss on extinguishment of debt	1.8
Tax impact of above adjustments (2)	(2.6)

Non-GAAP Net Income	$56.7 - $59.7	$1.95 - $2.05

(1) Adjustments are pre-tax, with net tax impact listed separately
(2) Tax impact is calculated by multiplying the estimated effective tax rate for the period of 29.9% by the above items.

Conference Call

The Company will conduct an investor conference call to discuss its unaudited second-quarter 2017 financial results today, July 25, at 10:00 a.m. ET. The public is invited to listen to the conference call by dialing (877) 407-8293 domestically or (201) 689-8349 for international access. A live webcast of the call will be available in the "Investor Relations" section of www.altramotion.com. Individuals may download charts that will be used during the call at www.altramotion.com under presentations in the Investor Relations section. The charts will be available after earnings are released. A replay of the recorded conference call will be available at the conclusion of the call through midnight on August 8, 2017. To listen to the replay, dial (877) 660-6853 domestically or (201) 612-7415 for international access (conference ID # 13666119). A webcast replay also will be available.

Altra Industrial Motion Corp.

Consolidated Statements of Income Data:	Quarter Ended				Year to Date Ended
In Thousands of Dollars, except per share amounts	June 30, 2017		June 30, 2016		June 30, 2017		June 30, 2016
	(Unaudited)		(Unaudited)		(Unaudited)		(Unaudited)

Net sales	$223,357		$182,674		$438,792		$363,127
Cost of sales	151,231		124,474		300,499		250,297
Gross profit	$72,126		$58,200		$138,293		$112,830
Gross profit as a percent of net sales	32.3%		31.9%		31.5%		31.1%
Selling, general & administrative expenses	41,619		35,870		82,003		69,406
Research and development expenses	6,160		4,514		12,383		9,078
Restructuring Charges	1,198		1,641		3,096		3,194
Income from operations	$23,149		$16,175		$40,811		$31,152
Income from operations as a percent of net sales	10.4%		8.9%		9.3%		8.6%
Interest expense, net	2,031		2,904		3,736		5,800
Other non-operating income, net	(136)		(205)		(666)		(483)
Loss on extinguishment of convertible debt	-		-		1,797		-
Income before income taxes	$21,254		$13,476		$35,944		$25,835
Provision for income taxes	5,870		4,127		10,234		7,676
Income tax rate	27.6%		30.6%		28.5%		29.7%
Net income	15,384		9,349		25,710		18,159

Weighted Average common shares outstanding
Basic	28,978		25,699		28,873		25,699
Diluted	29,114		25,968		29,042		25,793

Net income per share
Basic	$0.53		$0.36		$0.89		$0.71
Diluted	$0.53		$0.36		$0.89		$0.70

Reconciliation of Non-GAAP Income From Operations:

Income from operations	$23,149		$16,175		$40,811		$31,152

Restructuring and consolidation costs	1,198		1,641		3,096		3,194
Amortization of inventory fair value adjustment	-		-		2,347		-
Legal fees associated with pursuit of unfair trade remedy	-		534		-		534
Acquisition related expenses	568		-		1,566		-
Non-GAAP income from operations *	$24,915		$18,350		$47,820		$34,880

Reconciliation of Non-GAAP Net Income:

Net income attributable to Altra Industrial Motion Corp.	$15,384		$9,349		$25,710		$18,159

Restructuring and consolidation costs	1,198		1,641		3,096		3,194
Loss on extinguishment of convertible debt	-		-		1,797		-
Legal fees associated with pursuit of unfair trade remedy	-		534		-		534
Amortization of inventory fair value adjustment	-		-		2,347		-
Acquisition related expenses	568		-		1,566		-
Tax impact of above adjustments	(529)		(632)		(2,620)		(1,096)
Non-GAAP net income *	$16,621		$10,892		$31,896		$20,791

Non-GAAP diluted earnings per share *	$0.57	(1)	$0.42	(2)	$1.10	(3)	$0.80	(4)

(1) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 29.9% by the above items
(2) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 29.1% by the above items
(3) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 29.8% by the above items
(4) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 29.4% by the above items

Consolidated Balance Sheets
In Thousands of Dollars	June 30, 2017	December 31, 2016
	(unaudited)
Assets:
Current Assets
Cash and cash equivalents	$58,981	$69,118
Trade receivables, net	137,797	120,319
Inventories	142,696	139,840
Income tax receivable	6,417	607
Prepaid expenses and other current assets	14,891	10,429
Assets held for sale	3,967	3,874
Total current assets	364,749	344,187
Property, plant and equipment, net	185,034	177,043
Intangible assets, net	158,766	154,683
Goodwill	198,986	188,841
Deferred income taxes	1,363	2,510
Other non-current assets, net	2,189	2,560
Total assets	$911,087	$869,824

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$57,451	$60,845
Accrued payroll	26,736	31,302
Accruals and other current liabilities	40,129	35,080
Income tax payable	7,740	706
Current portion of long-term debt	371	43,690
Total current liabilities	132,427	171,623
Long-term debt, less current portion	308,009	325,969
Deferred income taxes	56,132	61,084
Pension liabilities	26,288	23,691
Other long-term liabilities	19,452	4,109
Total stockholders' equity	368,779	283,348
Total liabilities, and stockholders' equity	$911,087	$869,824

Reconciliation to operating working capital:
Trade receivables, net	137,797	120,319
Inventories	142,696	139,840
Accounts payable	(57,451)	(60,845)
Operating working capital *	$223,042	$199,314

	Year to Date Ended
	June 30, 2017	June 30, 2016
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income	$25,710	$18,159
Adjustments to reconcile net income to net cash flows:
Depreciation	12,930	10,487
Amortization of intangible assets	4,685	4,262
Amortization of deferred financing costs	299	393
Loss/(Gain) on foreign currency, net	132	(100)
Accretion of debt discount, net	—	1,962
(Gain)/loss on disposal / impairment of fixed assets	(74)	411
Loss on extinguishment of debt	1,797	—
Stock based compensation	3,153	2,312
Amortization of inventory fair value adjustment	2,347	—
Changes in assets and liabilities:
Trade receivables	(12,812)	(8,890)
Inventories	(1,473)	238
Accounts payable and accrued liabilities	(9,212)	1,470
Other current assets and liabilities	(1,146)	(698)
Other operating assets and liabilities	(380)	526
Net cash provided by operating activities	25,956	30,532
Cash flows from investing activities
Purchase of property, plant and equipment	(14,416)	(10,861)
Working capital settlement from prior year acquisitions	2,883	—
Net cash used in investing activities	(11,533)	(10,861)
Cash flows from financing activities
Payments on Revolving Credit Facility	(24,054)	(26,507)
Dividend payments	(8,300)	(3,903)
Borrowing under Revolving Credit Facility	5,000	—
Payments of equipment, working capital notes, mortgages and other debt	(505)	(2,545)
Cash paid for convertible debt	(954)	—
Proceeds from mortgages and other debt	—	3,112
Shares surrendered for tax withholding	(386)	(103)
Purchases of common stock under share repurchase program	—	(4,391)
Net cash used in financing activities	(29,199)	(34,337)
Effect of exchange rate changes on cash and cash equivalents	4,639	(1,324)
Net change in cash and cash equivalents	(10,137)	(15,990)
Cash and cash equivalents at beginning of year	69,118	50,320
Cash and cash equivalents at end of period	$58,981	$34,330

Reconciliation to free cash flow:
Net cash flows from operating activities	25,956	30,532
Purchase of property, plant and equipment	(14,416)	(10,861)

Free cash flow *	$11,540	$19,671

Altra Industrial Motion Corp.
Selected Segment Data	Quarter Ended		Year to Date Ended
In Thousands of Dollars, except per share amount	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Net Sales:
Couplings, Clutches & Brakes	$110,969	$78,157	$217,201	$153,780
Electromagnetic Clutches & Brakes	65,281	57,053	$129,159	$114,402
Gearing	49,149	49,096	$96,177	$98,015
Eliminations	(2,042)	(1,632)	$(3,745)	$(3,070)
Total	$223,357	$182,674	$438,792	$363,127

Income from operations:
Couplings, Clutches & Brakes	$12,007	$7,554	$20,352	$13,845
Electromagnetic Clutches & Brakes	8,163	7,068	$15,756	$13,531
Gearing	6,590	5,867	$12,115	$11,629
Restructuring and consolidation costs	(1,198)	(1,641)	$(3,096)	$(3,194)
Corporate	(2,413)	(2,673)	$(4,316)	$(4,659)
Total	$23,149	$16,175	$40,811	$31,152

About Altra Industrial Motion Corp.

Altra Industrial Motion Corp., through its subsidiaries, is a leading global designer, producer and marketer of a wide range of electromechanical power transmission and motion control products. The Company brings together strong brands covering over 42 product lines with production facilities in twelve countries. Altra's leading brands include Ameridrives Couplings, Bauer Gear Motor, Bibby Turboflex, Boston Gear, Delroyd Worm Gear, Formsprag Clutch, Guardian Couplings, Huco, Industrial Clutch, Inertia Dynamics, Kilian Manufacturing, Lamiflex Couplings, Marland Clutch, Matrix, Nuttall Gear, Stieber Clutch, Stromag, Svendborg Brakes, TB Wood's, Twiflex, Warner Electric, Warner Linear, and Wichita Clutch.

The Altra Industrial Motion Corp. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4038.

* Discussion of Non-GAAP Financial Measures

As used in this release and the accompanying slides posted on the Company's website, non-GAAP diluted earnings per share, non-GAAP income from operations and non-GAAP net income are each calculated using either net income or income from operations that excludes acquisition related costs, restructuring costs, and other income or charges that management does not consider to be directly related to the Company's core operating performance. Non-GAAP diluted earnings per share is calculated by dividing non-GAAP net income by GAAP weighted average shares outstanding (diluted). Non-GAAP free cash flow is calculated by deducting purchases of property, plant and equipment from net cash flows from operating activities. Non-GAAP operating working capital is calculated by deducting accounts payable from net trade receivables plus inventories.

Altra believes that the presentation of non-GAAP net income, non-GAAP income from operations, non-GAAP diluted earnings per share, non-GAAP free cash flow and non-GAAP operating working capital provides important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations.

Forward-Looking Statements

All statements, other than statements of historical fact included in this release are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Forward-looking statements can generally be identified by phrases such as "believes," "expects," "potential," "continues," "may," "should," "seeks," "predicts," "anticipates," "intends," "projects," "estimates," "plans," "could," "designed", "should be," and other similar expressions that denote expectations of future or conditional events rather than statements of fact. Forward-looking statements also may relate to strategies, plans and objectives for, and potential results of, future operations, financial results, financial condition, business prospects, growth strategy and liquidity, and are based upon financial data, market assumptions and management's current business plans and beliefs or current estimates of future results or trends available only as of the time the statements are made, which may become out of date or incomplete. Forward-looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations. These statements include, but may not be limited to, those related to expectations regarding economic conditions, expectations regarding the continued upturn of the Company’s end markets, the expected benefit from the Company’s consolidation, supply chain and operational excellence initiatives, the expected execution of the Company’s strategic plan during the second half of the year, expectations on the improvement in certain of the Company’s end markets, the statements under our "Business Outlook" , our acquisition strategies, our ability to execute our strategic plan, and the Company’s updated guidance for full year 2017.

In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) competitive pressures, (2) changes in economic conditions in the United States and abroad and the cyclical nature of our markets, (3) loss of distributors, (4) the ability to develop new products and respond to customer needs, (5) risks associated with international operations, including currency risks, (6) accuracy of estimated forecasts of OEM customers and the impact of the current global economic environment on our customers, (7) risks associated with a disruption to our supply chain, (8) fluctuations in the costs of raw materials used in our products, (9) product liability claims, (10) work stoppages and other labor issues, (11) changes in employment, environmental, tax and other laws and changes in the enforcement of laws, (12) loss of key management and other personnel, (13) risks associated with compliance with environmental laws, (14) the ability to successfully execute, manage and integrate key acquisitions and mergers, (15) failure to obtain or protect intellectual property rights, (16) risks associated with impairment of goodwill or intangibles assets, (17) failure of operating equipment or information technology infrastructure, (18) risks associated with our debt leverage and operating covenants under our debt instruments, (19) risks associated with restrictions contained in our Credit Facility, (20) risks associated with compliance with tax laws, (21) risks associated with the global recession and volatility and disruption in the global financial markets, (22) risks associated with implementation of our ERP system, (23) risks associated with the Svendborg,  Guardian and Stromag acquisitions and integration and other acquisitions, (24) risks associated with the Company's closure of a manufacturing facility in China, (25) risks associated with certain minimum purchase agreements we have with suppliers, (26) risks associated with our exposure to variable interest rates and foreign currency exchange rates, (27) risks associated with interest rate swap contracts, (28) risks associated with our exposure to renewable energy markets, (29) risks related to regulations regarding conflict minerals, (30) risks related to restructuring and plant consolidations, and (31) other risks, uncertainties and other factors described in the Company's quarterly reports on Form 10-Q and annual reports on Form 10-K and in the Company's other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference. Except as required by applicable law, Altra Industrial Motion Corp. does not intend to, update or alter its forward looking statements, whether as a result of new information, future events or otherwise. AIMC-E

CONTACT:

Altra Industrial Motion Corp.

Christian Storch, Chief Financial Officer

781-917-0541

Christian.storch@altramotion.com